  AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1999
                                          SECURITIES ACT FILE NO.   333-81129
                                  INVESTMENT COMPANY ACT FILE NO.   811-05754

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-2

                        (Check appropriate box or boxes)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933            [X]

                    Pre-Effective Amendment No.                    [ ]
                                                -----------
                   Post-Effective Amendment No.      1             [X]
                                                -----------
                                     and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    [X]

                    Amendment No.      10                          [X]
                                 ---------------

                      COLONIAL HIGH INCOME MUNICIPAL TRUST
               (Exact Name of Registrant as Specified in Charter)

                One Financial Center, Boston, Massachusetts 02111
                    (Address of Principal Executive Offices)

                                 (617) 426-3750
              (Registrant's Telephone Number, including Area Code)

Name and Address of
Agent for Service                                                Copies to
William J. Ballou, Esq.                 John M. Loder, Esq.                 Gary Schpero, Esq.
Colonial Management Associates, Inc.    Ropes & Gray                        Simpson Thacher & Bartlett
One Financial Center                    One International Place             425 Lexington Avenue
Boston, Massachusetts 02111-2621        Boston, Massachusetts 02110-2624    New York, New York 10017-3954


Explanatory Note: This Amendment is filed solely for the purpose of filing Exhibit (b)(2) pursuant to Rule 462(d) under the Securities Act of 1933.

PART C

                                OTHER INFORMATION

Item 24. Financial Statements and Exhibits

      (1)  Financial Statements:

                  Included in Part A

                  Fee Table
                  Financial Highlights

                  Included in Part B

                  Incorporated by reference into Part B are the financial statements contained in the Registrant's Annual Report dated December 31, 1998 (which were previously filed electronically pursuant to Section 30(b)(2) of the Investment Company Act of 1940 - Accession Number: 0000950156-99-000215):

                  The Financial Statements contained in the Registrant's Annual Report are as follows:

                    Investment portfolio, December 31, 1998
                    Statement of assets and liabilities, December 31, 1998 Statement of operations, December 31, 1998
                    Statement of changes in net assets,
                    Years ended December 31, 1997 & 1998
                    Notes to Financial Statements
                    Financial Highlights
                    Report of Independent Accountants

      (2)  Exhibits

            (a)(1)      Agreement and Declaration of Trust(1)

            (a)(2)      Amendment No. 1 to Agreement and Declaration of Trust(1)

            (a)(3)      Amendment No. 2 to Agreement and Declaration of Trust(3)

            (b)(1)      By-Laws, as amended(1)

            (b)(2)      Form of Amended and Restated By-Laws

            (c)         Not applicable

            (d)(1) Portions of the Agreement and Declaration of Trust, as amended, included as Exhibit (a)(1), (a)(2) and (a)(3), and the Form of Amended and Restated By-Laws of the Registrant, included as Exhibit (b)(2) (see Article
                        III, Sections 1, 2, 4 and 5; Article V; Article VIII,
                        Section 4; and Article IX, Sections 4 and 7 of the Agreement and Declaration of Trust, as amended, and Sections 2-3, 4(c), 5 and 9-12 of Part I of Section 12.1 and Section 1-5 and 7 of Part II of Section 12.1 of the Form of Amended and Restated By-Laws.

            (d)(2)      Form of specimen certificate for the Series T Municipal
                        Auction Rate Cumulative Preferred Shares(3)
            (d)(3)      Form of specimen certificate for the Series W Municipal
                        Auction Rate Cumulative Preferred Shares(3)

            (e)         Dividend Reinvestment Plan(2)

            (f)         Not applicable

            (g)         Management Agreement with Colonial Management
                        Associates, Inc.(2)

            (h)(1) Form of Underwriting Agreement for the Series T Municipal Auction Rate Cumulative Preferred Shares(3)

            (h)(2) Form of Underwriting Agreement for the Series W Municipal Auction Rate Cumulative Preferred Shares(3)

            (i)         Not applicable

            (j)(1)      Global Custody Agreement with The Chase

                        Manhattan Bank (incorporated herein by reference to Exhibit 8. to Post-Effective Amendment No. 13 to the Registration Statement of Liberty Funds Trust VI (formerly known as Colonial Trust VI), Registration Nos. 33-45117 and 811-6529, filed with the Commission on or about October 24, 1997)

           (j)(2) Amendment 4 to Appendix A of Custody Agreement with the Chase Manhattan Bank (incorporated herein by reference to Exhibit (g) (2) to the Registration Statement of Liberty Funds Trust I (formerly known as Colonial Trust
                        I), Registration Nos. 2-41251 and 811-2214 filed with the Commission on about May 27, 1999)

            (k)(1)      Form of Auction Agency Agreement(3)

            (k)(2)      Form of Broker-Dealer Agreement(3)

            (k)(3) Agreement for Stock Transfer Services between the Registrant and The First National Bank of Boston(1)

            (k)(4)      Service Contract with Colonial Management Associates,
                        Inc.(1)

            (k)(5) Amendment to Service Contract with Colonial Management Associates, Inc.(1)

            (k)(6) Agreement for Stock Transfer Services between Colonial High Income Municipal Trust and BankBoston, N.A.(2)

            (l)(1)      Opinion and Consent of Ropes & Gray, counsel to
                        Registrant(3)

            (m)         Not applicable
            (n)         Consent of independent accountants(3)

            (o)         Not applicable

            (p)         Not applicable

            (q)         Not applicable

A copy of the Power of Attorney for each of Robert J. Birnbaum, Tom Bleasdale, John Carberry, Lora S. Collins, James E. Grinnell, Richard W. Lowry, Salvatore Macera, William E. Mayer, James L. Moody, Jr., John J. Neuhauser, Robert L. Sullivan and Anne-Lee Verville is incorporated herein by reference to Post-Effective Amendment No. 50 to the Registration Statement of Colonial Trust IV, Registration Nos. 2-62492 and 811-2865, filed with the Commission on or about November 6, 1998.

---------------------------------
(1) Incorporated by reference to the Registration Statement filed with the Commission via EDGAR on or about June 18, 1999.

(2) Incorporated by reference to the Registration Statement filed with the Commission via EDGAR on or about August 18, 1999.

(3) Incorporated by reference to the Registration Statement filed with the Commission via EDGAR on or about August 23, 1999.

Item 25.          Marketing Arrangements.

                  See Sections 5(l), 5(m) and 6(s) of Exhibit (h)(1) and Sections 5(l), 5(m) and 6(s) of Exhibit (h)(2) of
                  Item 24(2) of this Registration Statement.

Item 26.          Other Expenses of Issuance and Distribution

                  The following table sets forth the expenses to be incurred in connection with the Offer described in this Registration
                  Statement:

                 Registration fees                               $ 33,360
                 Printing                                        $ 20,000
                 Accounting fees and expenses                    $  7,500
                 Legal fees and expenses                         $155,000
                 Miscellaneous                                   $ 15,000
                                                                 --------
                     Total                                       $230,860(*)
                                                                 ========

(*)      Estimated.

Item 27.        Persons Controlled by or under Common Control with Registrant.

                None.

Item 28.        Number of Holders of Securities

                                                     Number of Record Holders
                Title of Class                       as of May 31, 1999
                --------------                       ------------------------
                Shares of Beneficial Interest               2,889
                Municipal Auction Rate Cumulative
                 Preferred Shares                             -0-

Item 29.        Indemnification.

                The Agreement and Declaration of Trust, as amended, filed as Exhibit (a)(1), (a)(2) and (a)(3) to this Registration Statement, provides for indemnification to each of the Registrant's Trustees and officers against all liabilities and expenses incurred in acting as Trustee or officer, except in the case of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Trustees and officers.

               Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The Registrant, Colonial Management Associates, Inc. and their respective trustees, directors and officers are insured by a directors and officers/errors and omissions liability policy.

Item 30.       Business and Other Connections of Investment Adviser.
               The description of the business of Colonial Management Associates, Inc., the Registrant's Investment Adviser, is set forth under the caption "The Advisor" in the Prospectus forming part of this Registration Statement. The following sets forth business and other connections of each director and officer of Colonial Management Associates, Inc.


Registrant's investment adviser, Colonial Management Associates, Inc. ("Colonial"), is registered as an investment adviser under the Investment Advisers Act of 1940 (1940 Act). Colonial Advisory Services, Inc. (CASI), an affiliate of Colonial, is also registered as an investment adviser under the 1940 Act. As of the end of the fiscal year, December 31, 1998, CASI had four institutional, corporate or other accounts under management or supervision, the market value of which was approximately $227 million. As of the end of the fiscal year, December 31, 1998, Colonial was the investment adviser, sub-adviser and/or administrator to 57 mutual funds, including funds sub-advised by Colonial, the market value of which investment companies was approximately $18,950.90 million.

The following sets forth the business and other connections of each director and officer of Colonial Management Associates, Inc.:


(1)                       (2)                       (3)                            (4)
Name and principal
business
addresses*            Affiliation
of officers and       with            Period is through 05/31/99.  Other
directors of          investment      business, profession, vocation or
investment adviser    adviser         employment connection                Affiliation
------------------    ----------      --------------------------------     -----------
Allard, Laurie        V.P.

Archer, Joseph A.     V.P.


Ballou, William J.    V.P.,           Liberty Trusts I through IX          Asst. Sec.
                      Asst.           Colonial High Income
                      Sec.,              Municipal Trust                   Asst. Sec.
                      Counsel         Colonial InterMarket Income
                                         Trust I                           Asst. Sec.
                                      Colonial Intermediate High


                                         Income Fund                       Asst. Sec.
                                      Colonial Investment Grade
                                         Municipal Trust                   Asst. Sec.
                                      Colonial Municipal Income
                                         Trust                             Asst. Sec.
                                      AlphaTrade Inc.                      Asst. Clerk
                                      Liberty Funds Distributor,
                                         Inc.                              Asst. Clerk
                                      Liberty Financial Advisers,
                                         Inc.                              Asst. Sec.
                                      Liberty Funds Group LLC              Asst. Sec.
                                      Liberty Variable Investment
                                         Trust                             Asst. Sec.
                                      Liberty All-Star Equity Fund         Asst. Sec.
                                      Liberty All-Star Growth Fund,
                                         Inc.                              Asst. Sec.

Barron, Suzan M.      V.P.,           Liberty Trusts I through IX          Asst. Sec.
                      Asst.           Colonial High Income
                      Sec.,              Municipal Trust                   Asst. Sec.
                      Counsel         Colonial InterMarket Income
                                         Trust I                           Asst. Sec.
                                      Colonial Intermediate High
                                         Income Fund                       Asst. Sec.
                                      Colonial Investment Grade
                                         Municipal Trust                   Asst. Sec.
                                      Colonial Municipal Income
                                         Trust                             Asst. Sec.
                                      AlphaTrade Inc.                      Asst. Clerk
                                      Liberty Funds Distributor,
                                         Inc.                              Asst. Clerk
                                      Liberty Financial Advisers,
                                         Inc.                              Asst. Sec.
                                      Liberty Funds Group LLC              Asst. Sec.
                                      Liberty Variable Investment
                                         Trust                             Asst. Sec.
                                      Liberty All-Star Equity Fund         Asst. Sec.
                                      Liberty All-Star Growth Fund,
                                         Inc.                              Asst. Sec.

Barsketis, Ophelia    Sr.V.P.         Stein Roe & Farnham Incorporated     Snr. V.P.

Berliant, Allan       V.P.

Boatman, Bonny E.     Sr.V.P.;        Colonial Advisory Services,
                      IPC Mbr.           Inc.                              Exec. V.P.

Bunten, Walter        V.P.

Campbell, Kimberly    V.P.

Carnabucci,
  Dominick            V.P.

Carome, Kevin         Sr.V.P.;        Liberty Funds Distributor,
                      IPC Mbr.          Inc.                               Assistant Clerk
                                      Liberty Funds Group LLC              Sr. V.P.
                                      Stein Roe & Farnham
                                        Incorporated                       General Counsel

Carroll, Sheila A.  Sr.V.P.

Citrone, Frank      Sr.V.P.


Conlin, Nancy L.    Sr. V.P.;          Liberty Trusts I through IX         Secretary
                    Sec.; Clerk        Colonial High Income
                    IPC Mbr.;            Municipal Trust                   Secretary
                    Dir; Gen.          Colonial InterMarket Income
                    Counsel              Trust I                           Secretary
                                       Colonial Intermediate High
                                         Income Fund                       Secretary
                                       Colonial Investment Grade
                                         Municipal Trust                   Secretary
                                       Colonial Municipal Income
                                         Trust                             Secretary
                                       Liberty Funds Distributor,
                                         Inc.                              Dir.; Clerk
                                       Liberty Funds Services, Inc.        Clerk; Dir.
                                       Liberty Funds Group LLC             V.P.; Gen.
                                                                           Counsel and
                                                                           Secretary
                                       Liberty Variable Investment
                                         Trust                             Secretary

                                       Colonial Advisory Services,
                                         Inc.                              Dir.; Clerk
                                       AlphaTrade Inc.                     Dir.; Clerk
                                       Liberty Financial Advisors,
                                         Inc.                              Dir.; Sec.
                                       Liberty All-Star Equity Fund        Secretary
                                       Liberty All-Star Growth Fund,
                                         Inc.                              Secretary

Connaughton,        V.P.               Liberty Trust I through VIII        CAO; Controller
  J. Kevin                             Liberty Variable Investment
                                         Trust                             CAO; Controller
                                       Colonial High Income
                                         Municipal Trust                   CAO; Controller
                                       Colonial Intermarket Income
                                         Trust I                           CAO; Controller
                                       Colonial Intermediate High
                                         Income Fund                       CAO; Controller
                                       Colonial Investment Grade
                                         Municipal Trust                   CAO; Controller
                                       Colonial Municipal Income
                                         Trust                             CAO; Controller
                                       Liberty All-Star Equity Fund        Controller
                                       Liberty All-Star Growth Fund,
                                         Inc.                              Controller
                                       Liberty Trust IX                    Controller

Daniszewski,        V.P.
 Joseph J.

Dearborn, James     V.P.

Desilets, Marian H. V.P.               Liberty Funds Distributor,
                                         Inc.                              V.P.
                                       Liberty Trust I through IX          Asst. Sec.
                                       Colonial High Income
                                         Municipal Trust                   Asst. Sec.
                                       Colonial Intermarket Income
                                         Trust I                           Asst. Sec.
                                       Colonial Intermediate High
                                         Income Fund                       Asst. Sec.
                                       Colonial Investment Grade

                                         Municipal Trust                   Asst. Sec.
                                       Colonial Municipal Income
                                         Trust                             Asst. Sec.
                                       Liberty Variable Investment
                                         Trust                             Asst. Sec.
                                       Liberty All-Star Equity Fund        Asst. Sec.
                                       Liberty All-Star Growth Fund,
                                         Inc.                              Asst. Sec.

DiSilva-Begley,     V.P.               Colonial Advisory Services,         Compliance
  Linda             IPC Mbr.             Inc.                              Officer

Eckelman, Marilyn   Sr.V.P.

Ericson, Carl C.    Sr.V.P.            Colonial Intermediate High
                    IPC Mbr.             Income Fund                       V.P.
                                       Colonial Advisory Services,         Pres.; CEO
                                         Inc.                              and CIO

Evans, C. Frazier   Sr.V.P.            Liberty Funds Distributor,
                                         Inc.                              Mng. Director

Feloney, Joseph L.  V.P.               Colonial Advisory Services,
                    Asst. Treas.         Inc.                              Asst. Treas.
                                       Liberty Funds Group LLC             Asst. Treas.

Finnemore,          Sr.V.P.            Colonial Advisory Services,
  Leslie W.                              Inc.                              Sr. V.P.

Franklin,           Sr. V.P.           AlphaTrade Inc.                     President
  Fred J.           IPC Mbr.           Liberty Financial Companies,        Chief
                                         Inc.                              Compliance Ofcr

Garrison, William   V.P.               Stein Roe & Farnham
                                         Incorporated                      V.P.

Gibson, Stephen E.  Dir.; Pres.;       Liberty Funds Group LLC             Dir.;
                    CEO;                                                   Pres.; CEO;
                    Chairman of                                            Exec. Cmte.
                    the Board;                                             Mbr.; Chm.
                    IPC Mbr.           Liberty Funds Distributor,
                                         Inc.                              Dir.; Chm.
                                       Colonial Advisory Services,
                                         Inc.                              Dir.; Chm.

                                       Liberty Funds Services, Inc.        Dir.; Chm.
                                       AlphaTrade Inc.                     Dir.
                                       Liberty Trusts I through VIII       President
                                       Colonial High Income
                                         Municipal Trust                   President
                                       Colonial InterMarket Income
                                         Trust I                           President
                                       Colonial Intermediate High
                                         Income Fund                       President
                                       Colonial Investment Grade
                                         Municipal Trust                   President
                                       Colonial Municipal Income
                                         Trust                             President
                                       Liberty Financial Advisors,
                                         Inc.                              Director
                                       Stein Roe & Farnham
                                         Incorporated                      Asst. Chairman
                                       Liberty Variable Investment
                                         Trust                             President

Grabowski, Neil     V.P.

Hanson, Loren       Sr. V.P.;
                    IPC Mbr.

Harasimowicz,       V.P.
 Stephen

Harris, David       V.P.               Stein Roe Global Capital Mngmt.     Principal

Hartford, Brian     Sr.V.P.

Haynie, James P.    Sr.V.P.            Colonial Advisory Services,
                                         Inc.                              Sr. V.P.

Held, Dorothy       V.P.

Hernon, Mary        V.P.

Hill, William       V.P.               Colonial Advisory Services,
                                         Inc.                              V.P.

Hounsell, Clare     V.P.               Stein Roe & Farnham
                                         Incorporated                      V.P.

Iudice, Jr.         V.P.;              Liberty Funds Group LLC             Controller,
 Philip J.          Controller                                             CAO, Asst.


                    Asst.                                                  Treas.
                    Treasurer          Liberty Funds Distributor,          CFO,
                                         Inc.                              Treasurer
                                       Colonial Advisory Services,         Controller;
                                         Inc.                              Asst. Treas.
                                       AlphaTrade Inc.                     CFO, Treas.
                                       Liberty Financial Advisors,
                                         Inc.                              Asst. Treas.

Jacoby, Timothy J.  Sr. V.P.;          Liberty Funds Group LLC             V.P., Treasr.,
                    CFO;                                                   CFO
                    Treasurer          Liberty Trusts I through VIII       Treasr.,CFO
                                       Colonial High Income
                                         Municipal Trust                   Treasr.,CFO
                                       Colonial InterMarket Income
                                         Trust I                           Treasr.,CFO
                                       Colonial Intermediate High
                                         Income Fund                       Treasr.,CFO
                                       Colonial Investment Grade
                                         Municipal Trust                   Treasr.,CFO
                                       Colonial Municipal Income
                                         Trust                             Treasr.,CFO
                                       Colonial Advisory Services,
                                         Inc.                              CFO, Treasr.
                                       Liberty Financial Advisors,
                                         Inc.                              Treasurer
                                       Stein Roe & Farnham
                                         Incorporated                      Snr. V.P.
                                       Liberty Variable Investment
                                         Trust                             Treasurer, CFO
                                       Liberty All-Star Equity Fund        Treasurer
                                       Liberty All-Star Growth Fund,
                                         Inc.                              Treasurer
                                       Liberty Trust IX                    Treasurer

Jansen, Deborah     Sr.V.P.            Stein Roe & Farnham
                                         Incorporated                      Sr. V.P.

Jersild, North      V.P.               Stein Roe & Farnham
                                         Incorporated                      V.P.

Johnson, Gordon     V.P.

Knudsen, Gail E.    V.P.               Liberty Trusts I through IX         Asst. Treas.
                                       Colonial High Income
                                         Municipal Trust                   Asst. Treas.
                                       Colonial InterMarket Income
                                         Trust I                           Asst. Treas.
                                       Colonial Intermediate High
                                         Income Fund                       Asst. Treas.
                                       Colonial Investment Grade
                                         Municipal Trust                   Asst. Treas.
                                       Colonial Municipal Income
                                         Trust                             Asst. Treas.
                                       Liberty Variable Investment
                                         Trust                             Asst. Treas.
                                       Liberty All-Star Equity Fund        Asst. Treas.
                                       Liberty All-Star Growth Fund,
                                         Inc.                              Asst. Treas.
Lapointe, Thomas    V.P.

Lasher, Bennett     V.P.

Lasman, Gary        V.P.

Lennon, John E.     Sr.V.P.            Colonial Advisory Services,
                                         Inc.                              V.P.
Lenzi, Sharon       V.P.

Lessard, Kristen    V.P.

Loring, William
   C., Jr.          Sr.V.P.

MacKinnon,
    Donald S.       Sr.V.P.

Marcus, Harold      V.P.

Muldoon, Robert     V.P.

Newman, Maureen     Sr.V.P.

O'Brien, David      Sr.V.P.

Ostrander, Laura    Sr.V.P.            Colonial Advisory Services,
                                         Inc.                              V.P.
Palombo, Joseph R.  Dir.;              Colonial Advisory Services,
                    Exe.V.P.;            Inc.                              Dir.
                    IPC Mbr.;          Colonial High Income

                                         Municipal Trust                   V.P.
                                       Colonial InterMarket
                                         Income Trust I                    V.P.
                                       Colonial Intermediate High
                                         Income Fund                       V.P.
                                       Colonial Investment Grade
                                         Municipal Trust                   V.P.
                                       Colonial Municipal Income
                                         Trust                             V.P.
                                       Liberty Trusts I through IX         V.P.
                                       Liberty Funds Services, Inc.        Director
                                       Liberty Funds Group LLC             CAO; Ex. V.P.
                                       Liberty Funds Distributor,
                                         Inc.                              Director
                                       AlphaTrade Inc.                     Director
                                       Liberty Financial Advisors,
                                         Inc.                              Director
                                       Stein Roe & Farnham
                                         Incorporated                      Exec. V.P.
                                       Liberty Variable Investment
                                         Trust                             V.P.
                                       Liberty All-Star Equity Fund        V.P.
                                       Liberty All-Star Growth Fund,
                                         Inc.                              V.P.

Peishoff, William   V.P.

Peterson, Ann T.    V.P.               Colonial Advisory Services,
                                         Inc.                              V.P.
Pielech, Mitchell   V.P.

Pope, David         V.P.

Rao, Gita           Sr.V.P.

Reading, John       V.P.;              Liberty Funds Services, Inc.        Asst. Clerk
                    Asst.              Liberty Funds Group LLC             Asst. Sec.
                    Sec.;              Colonial Advisory Services,
                    Asst.                Inc.                              Asst. Clerk
                    Clerk and          Liberty Funds Distributor,
                    Counsel              Inc.                              Asst. Clerk
                                       AlphaTrade Inc.                     Asst. Clerk
                                       Liberty Trusts I through IX         Asst. Sec.
                                       Colonial High Income
                                         Municipal Trust                   Asst. Sec.
                                       Colonial InterMarket Income
                                         Trust I                           Asst. Sec.


                                       Colonial Intermediate High
                                         Income Fund                       Asst. Sec.
                                       Colonial Investment Grade
                                         Municipal Trust                   Asst. Sec.
                                       Colonial Municipal Income
                                         Trust                             Asst. Sec.
                                       Liberty Financial Advisors,
                                         Inc.                              Asst. Sec.
                                       Liberty Variable Investment
                                         Trust                             Asst. Sec.
                                       Liberty All-Star Equity Fund        Asst. Sec.
                                       Liberty All-Star Growth Fund,
                                         Inc.                              Asst. Sec.

Rega, Michael       V.P.               Colonial Advisory Services,
                                         Inc.                              V.P.
Salopek, Steven     V.P.               Stein Roe & Farnham
                                         Incorporated                      V.P.

Schermerhorn, Scott Sr. V.P.

Seibel, Sandra L.   V.P.               Colonial Advisory Services,
                                         Inc.                              V.P.

Shields, Yvonne     V.P.               Stein Roe & Farnham
                                         Incorporated                      V.P.

Smalley, Greg       V.P.

Spanos, Gregory J.  Sr. V.P.           Colonial Advisory Services,
                                         Inc.                              Exec. V.P.

Stevens, Richard    V.P.               Colonial Advisory Services,
                                         Inc.                              V.P.

Stoeckle, Mark      Sr.V.P.            Colonial Advisory Services,
                                         Inc.                              V.P.

Swayze, Gary        Sr.V.P.

Thomas, Ronald      V.P.

Wallace, John       V.P.               Colonial Advisory Services,
                    Asst.Treas.          Inc.                              Asst. Treas.
                                       Liberty Funds Group LLC             Asst. Treas.
Ware, Elizabeth M.  V.P.

Wiley, Christine    V.P.

Wiley, Peter        V.P.

-----------------------------------------------
*The Principal address of all of the officers and directors of the investment adviser is One Financial Center, Boston, MA 02111.


Item 31.  Location of Accounts and Records:

          Registrant:                        Colonial High Income Municipal Trust
                                             One Financial Center
                                             Boston, Massachusetts 02111-2621

          Investment Advisor:                Colonial Management Associates, Inc.
                                             One Financial Center
                                             Boston, Massachusetts 02111-2621

          Custodian:                         The Chase Manhattan Bank
                                             270 Park Avenue
                                             New York, New York 10017-2070

          Transfer Agent:                    BankBoston, N.A.
                                             100 Federal Street
                                             Boston, Massachusetts 02110

Item 32.  Management Services.
          Not Applicable.

Item 33.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To suspend the offering of its preferred shares until it amends its prospectus contained herein if (i) subsequent to the effective date of this Registration Statement, its net asset value per share of beneficial interest declines more than ten percent from its net asset value per share of beneficial interest as of the effective date of this Registration Statement, or (ii) its net asset value per share of beneficial interest increases to an amount greater than its net proceeds as stated in the prospectus contained herein.

          (2)    Not applicable.

          (3)    Not applicable.

          (4)    Not applicable.

          (5)(a) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 497(h) under the Securities Act of 1933 shall be deemed to be a part of this Registration Statement as of the time it was declared effective; and

             (b) That, for the purpose of determining any liability under the
                 Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, the Statement of Additional Information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 23rd day of August, 1999.


                  COLONIAL HIGH INCOME MUNICIPAL TRUST



                    By: /s/ Stephen E. Gibson
                        ---------------------
                        Stephen E. Gibson
                        President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in their capacities and on the date indicated.

SIGNATURES                 TITLE                      DATE
----------                 -----                      ----
/s/ Stephen E. Gibson      President (chief           August 23, 1999
-------------------------  executive officer)
Stephen E. Gibson



/s/ J. Kevin Connaughton   Controller and Chief       August 23, 1999
-------------------------  Accounting Officer
J. Kevin Connaughton



/s/ Timothy J. Jacoby      Treasurer and Chief        August 23, 1999
-------------------------  Financial Officer
Timothy J. Jacoby


ROBERT J. BIRNBAUM*             Trustee
-------------------
Robert J. Birnbaum


TOM BLEASDALE*                  Trustee
--------------
Tom Bleasdale


JOHN CARBERRY*                  Trustee
--------------
John Carberry


LORA S. COLLINS*                Trustee
----------------
Lora S. Collins


JAMES E. GRINNELL*              Trustee
------------------
James E. Grinnell


RICHARD W. LOWRY*               Trustee              By:*/s/ WILLIAM J. BALLOU
-----------------                                    --------------------------
Richard W. Lowry                                          William J. Ballou
                                                            Attorney-in-fact
                                                            For each Trustee
SALVATORE MACERA*               Trustee                     August 23, 1999
-----------------
Salvatore Macera


WILLIAM E. MAYER*               Trustee
-----------------
William E. Mayer


JAMES L. MOODY, JR. *           Trustee
---------------------
James L. Moody, Jr.


JOHN J. NEUHAUSER*              Trustee
------------------
John J. Neuhauser


THOMAS E. STITZEL*              Trustee
------------------
Thomas E. Stitzel


ROBERT L. SULLIVAN*             Trustee
-------------------
Robert L. Sullivan


ANNE-LEE VERVILLE*              Trustee
------------------
Anne-Lee Verville

                                 EXHIBIT INDEX


(b)(2)    Form of Amended and Restated By-Laws